UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2022

TPCO Holding Corp.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	0-56348	98-1566338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Leigh Avenue, San Jose, California	95125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (669) 279-5390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2022, Dennis O’Malley, elected to step down from his positions as Chief Operating Officer of the TPCO Holding Corp. (the “Company”) and President of its subsidiary, CMG Partners, Inc. effective March 15, 2022 (the “Separation Date”).

Mr. O’Malley and the Company have entered into a Separation Agreement, dated February 4, 2022 (the “Separation Agreement”), which provides for certain payments in exchange for Mr. O’Malley’s release of certain claims in favor of the Company and adherence to certain restrictive covenants, including a non-disparagement clause. Subject to the terms of the Separation Agreement, Mr. O’Malley will be entitled to: (i) a severance salary payment equal twelve-months’ of his gross salary ($350,000) to be paid in equal installments over the course of 12 months following the Separation Date; (ii) a severance bonus payment in the gross amount of $14,583.33 to be paid in one lump-sum payment following the Separation Date; (iii) have 91,875 of his restricted stock units automatically vest as of the Separation Date and (iv) the payment by the Company of 100% of the monthly premium under COBRA on behalf of Mr. O’Malley and, if applicable, for his dependents until the earliest of (a) the end of the period of 12 months following the month the Separation Date, (b) the expiration of Mr. O’Malley’s coverage under COBRA or (c) the date when Mr. O’Malley becomes eligible for health insurance in connection with new employment. In addition, all of Mr. O’Malley’s vested outstanding options under the CMG Partners, Inc. 2019 Stock Option and Grant Plan (the “CMG Plan”) will remain subject to the terms of the applicable award agreement and the CMG Plan.

In addition, the Company agreed to pay up to $10,000 in attorneys’ fees expended by Mr. O’Malley in connection with the negotiation of the Separation Agreement.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Exhibit 10.1 - Separation Agreement, effective as of February 4, 2022, by and between the Company and Dennis O’Malley.

104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2022

TPCO HOLDING CORP.

	By:	/s/ Mike Batesole
	Name:	Mike Batesole
	Title:	Chief Financial Officer